                                                                   EXHIBIT 2.7b


                       CERTIFICATE OF OWNERSHIP AND MERGER
                       -----------------------------------


     Pursuant to the provisions of the General Corporation Law of Delaware, the undersigned, AMC Realty, Inc., a Delaware corporation ("AMCR"), and AMC Canton Realty, Inc., a Delaware corporation, ("Canton"), each certifies as follows:

     1. AMCR, pursuant to Section 253 of the General Corporation Law of Delaware, has adopted a Plan and Agreement of Liquidation and Merger (the "Plan"), a copy of which is attached hereto and incorporated herein by this reference, pursuant to which Canton shall be merged into and with AMCR.

     2. On March 28, 1997, the Board of Directors of AMCR, by statement of unanimous consent to action, adopted the following resolutions approving the Plan and Agreement of Liquidation and Merger:

          WHEREAS, it is in the best interests of this corporation to enter into a Plan and Agreement of Liquidation and Merger with AMC Canton Realty, Inc. ("Canton"), a Delaware corporation, pursuant to which Canton will be merged into and with this corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Plan and Agreement of Liquidation and Merger (the "Plan") dated this date between this corporation and Canton, a copy of which is attached hereto and incorporated herein by this reference, be, and it hereby is, adopted and approved in all respects as and for a binding obligation of this corporation; and

          FURTHER RESOLVED, that the Chairman, or any Executive Vice President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation, and under its corporate seal attested by its Secretary or any Assistant Secretary, to execute, seal, verify, acknowledge and deliver the Plan substantially in the form attached hereto, with such changes therefrom, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by the signature of such officer; and

          FURTHER RESOLVED, that the Chairman, or any Executive Vice President of this corporation be, and each of such officers hereby is, authorized and directed in the name of and on behalf of this corporation to cause a document entitled "Certificate of Ownership and Merger" to be prepared, executed, acknowledged and filed with the Delaware Secretary of State in accordance with the provisions of the General Corporation Law of the State of Delaware and to take such other action, including the making of one or more filings with the appropriate government agencies or offices of other states in which this corporation or Canton is qualified to transact business, as may be necessary or appropriate to cause the merger to be effective in Delaware and such other states; and

          FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed, in the name of and on behalf of this corporation and under its corporate seal, to execute and deliver all such further agreements, certificates and other instruments and to take all such further actions as any such officer may consider necessary or appropriate in order to effect the merger of Canton into this corporation in accordance with the terms, conditions and provisions of the Plan and to carry out the purpose and intent of these resolutions.

     3. AMCR owns all of the outstanding shares of the sole class of stock of Canton. AMCR shall maintain its ownership of at least 90% of the outstanding shares of each class of stock of Canton until the issuance of a Certificate of Merger by the Delaware Secretary of State.

     IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on behalf of AMC Realty, Inc. by Peter C. Brown, Executive Vice President of the corporation, and on behalf of AMC Canton Realty, Inc. by Peter
C. Brown, Executive Vice President of the corporation, and the corporate seal of each such corporation has been affixed hereto and attested to by the Secretary of the respective corporation on March 31, 1997.


                              AMC REALTY, INC.



                              By: /s/ Peter C. Brown
                                  Peter C. Brown, Executive Vice President
(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary

STATE OF MISSOURI   )
                    )   ss.
COUNTY OF JACKSON   )

     I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of AMC Realty, Inc., a Delaware corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

     In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.


                              /s/ Susan Diane Slusler
                              Notary Public in and for said County and State

My Commission expires:

----------------------------

                              AMC CANTON REALTY, INC.



                              By: /s/ Peter C. Brown
                                  Peter C. Brown, Executive Vice President

(SEAL)

ATTEST:



/s/ Nancy L. Gallagher
Nancy L. Gallagher, Secretary




STATE OF MISSOURI   )
                    )  ss.
COUNTY OF JACKSON   )

     I, the undersigned, a notary public, do hereby certify that on the 31st day of March, 1997, personally appeared before me Peter C. Brown, who, being by me first duly sworn, declared that he is the Executive Vice President of AMC Canton Realty, Inc., a Delaware corporation, that he signed the foregoing document as Executive Vice President of said corporation, and that the statements contained therein are true.

     In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.



                              /s/ Susan Diane Slusler
                              Notary Public in and for said County and State

My Commission expires:


----------------------------


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